Exhibit 99.1

Consolidated Financial Statements

SolVision Inc.
September 30, 2007 and 2006

AUDITORS’ REPORT

To the Shareholders of
SolVision Inc.

We have audited the consolidated balance sheets of SolVision Inc. [the “Company”] as at September 30, 2007 and 2006 and the consolidated statements of operations, comprehensive loss and deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Montréal, Canada,
November 21, 2008	Chartered Accountants

COMMENTS BY AUDITORS FOR U.S. READERS ON
CANADA – U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph [following the opinion paragraph] when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Our report to the shareholders dated November 21, 2008 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

Montréal, Canada,
November 21, 2008	Chartered Accountants

SolVision Inc.

CONSOLIDATED BALANCE SHEETS
[See note 1 - Going Concern Uncertainty]

As at September 30
	2007	2006
	[Cdn. $]	[Cdn. $]

ASSETS [notes 9, 11 and 12]
Current assets
Cash and cash equivalents	184,346	1,585,444
Short-term investments	—	1,383,211
Accounts receivable [net of allowance for doubtful accounts
of $472,558 [2006 – $244,415]]	1,380,137	4,410,016
Commodity tax receivable	47,179	279,132
Inventories [note 6]	2,563,540	5,328,919
Work-in-progress	—	3,051,181
Investment tax credits and government
assistance receivable [note 17]	2,966,028	2,868,969
Prepaid expenses and other assets	80,101	109,019
Total current assets	7,221,331	19,015,891
Restricted cash [note 5]	45,048	104,045
Property, plant and equipment [note 7]	1,171,832	2,441,773
Intangible assets [note 8]	1,481,617	1,583,737
Goodwill [note 8]	—	5,291,150
Deferred financing costs	—	126,256
	9,919,828	28,562,852

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Bank loans [note 9]	2,449,406	2,796,104
Subordinated convertible promissory notes [note 11]	1,563,879	—
Current portion of convertible debentures [note 13]	1,245,375	1,310,748
Accounts payable and accrued liabilities [note 10]	3,763,206	4,003,330
Fair value of derivatives [note 18]	—	109,000
Deferred revenues	631,056	—
Current portion of long -term debt [note 12]	5,442,379	6,166,907
Total current liabilities	15,095,301	14,386,089
Long-term debt [note 12]	766,890	733,273
Lease inducement	56,509	73,897
Convertible debentures [note 13]	6,018,593	5,233,561
Future tax liabilities	—	174,000
	21,937,293	20,600,820
Shareholders’ (deficiency) equity
Share capital [note 14]	12,724,097	12,722,447
Other paid-in capital [note 15]	3,473,525	3,303,417
Deficit	(28,215,087)	(8,063,832)
Total shareholders’ (deficiency) equity	(12,017,465)	7,962,032
	9,919,828	28,562,852
Commitments [note 19]

See accompanying notes

On behalf of the Board:

SolVision Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS,
COMPREHENSIVE LOSS AND DEFICIT
See note 1 - Going Concern Uncertainty]

Years ended September 30

	2007	2006
	[Cdn. $ ]	[Cdn. $ ]

Sales	7,496,262	14,847,428
Cost of sales	5,428,092	6,400,986
	2,068,170	8,446,442

Expenses
General and administrative	3,765,063	2,217,609
Selling and marketing	4,134,730	3,270,442
Net research and development [note 17]	3,874,987	3,626,412
Interest on long-term debt	657,782	476,753
Accretion on convertible debentures [note 13]	921,409	685,573
Accretion on subordinated convertible promissory notes [note 11]	22,208	—
Other interest and bank charges	515,731	110,100
Inventory write-down [note 6]	1,086,000	—
Amortization of property, plant and equipment	746,704	633,702
Impairment of property, plant and equipment [note 7]	756,533	—
Amortization of intangible assets	332,998	408,902
Impairment of goodwill [note 8]	5,291,150	—
Write-off of leasehold improvements	—	67,662
Amortization of deferred financing costs	126,256	12,493
Foreign exchange loss	175,459	171,655
Impairment of customer relationships [note 8]	—	1,465,328
Interest revenue	(13,585)	(58,589)

Loss before income taxes	(20,325,255)	(4,641,600)
Provision for (recovery of) income taxes
Current	—	39,327
Future	(174,000)	(351,000)
Net loss and comprehensive loss for the year	(20,151,255)	4 ,329,927)

Deficit, beginning of year	(8,063,832)	3 ,733,905)
Deficit, end of year	(28,215,087)	(8,063,832)

See accompanying notes

SolVision Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
[See note 1 - Going Concern Uncertainty]

Years ended September 30

	2007	2006
	[Cdn. $]	[Cdn. $]

OPERATING ACTIVITIES
Net loss for the year	(20,151,255)	(4,329,927)
Items not affecting cash
Amortization of property, plant and equipment	746,704	633,702
Amortization of intangible assets	332,998	408,902
Amortization of deferred financing costs	126,256	12,493
Inventory write-down	1,086,000	—
Impairment of intangible assets [note 8]	—	1,465,328
Impairment of property, plant and equipment	756,533	—
Impairment of goodwill [note 8]	5,291,150	—
Amortization of lease inducement	(17,388)	(13,041)
Write-off of leasehold improvements	—	67,662
Unrealized foreign exchange gain	(201,750)	—
Stock based compensation	137,046	45,406
Capitalized interest	225,617	—
Accretion on convertible debentures	921,409	685,573
Change in fair value of derivatives	(109,000)	109,000
Accretion on subordinated convertible promissory notes	22,208	—
Provision for future income taxes	(174,000)	(351,000)
	(11,007,472)	(1,265,902)
Net change in non-cash operating items [note 20]	8,315,183	(4,965,204)
Cash flows relating to operating activities	(2,692,289)	(6,231,106)
INVESTING ACTIVITIES
Maturities (purchases) of short-term investments	1,383,211	(1,383,211)
Additions to property, plant and equipment [note 17]	(233,296)	(1,521,219)
Additions to intangible assets	(230,878)	(230,983)
Investment in wholly owned subsidiary, net of cash [ note 4 ]	—	(82,808)
Cash flows relating to investing activities	919,037	(3,218,221)
FINANCING ACTIVITIES
Proceeds from bank loan	—	1,500,000
Repayment of bank loan	(346,698)	(111,632)
Change in restricted cash	58,997	(52,283)
Proceeds from long-term debt	331,906	5,819,858
Repayment of long-term debt	(1,205,128)	(1,193,357)
Repayments of obligations under capital leases	(43,306)	(47,650)
Proceeds from lease inducement	—	86,938
Issuance of promissory note	1,574,733	—
Deferred financing costs	—	(113,352)
Share issue costs	—	(369,243)
Proceeds from issuance of common shares	1,650	4,635,685
Proceeds from issuance of special voting shares	—	205
Cash flows relating to financing activities	372,154	10,155,169

Net change in cash and cash equivalents	(1,401,098)	705,842
Cash and cash equivalents, beginning of year	1,585,444	879,602
Cash and cash equivalents, end of year	184,346	1,585,444

Supplemental cash flow information
Interest paid	849,537	506,081

See accompanying notes

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

SolVision Inc. [the “Company”] was incorporated under Part 1A of the Companies Act (Québec) on December 17, 1998 and began its operations on January 1, 1999. The Company operates in the high-tech field of automation and 3D artificial vision offering its clients solutions for artificial vision and automated visual inspection, particularly for the micro-electronics industry.

1. GOING CONCERN UNCERTAINTY

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles [“GAAP”] on a going concern basis, which presumes the Company will continue its operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the ordinary course of business for the foreseeable future. There is substantial doubt about the appropriateness of the use of the going concern assumption because of the present financial condition of the Company. As such, the realization of assets and discharge of liabilities are subject to significant uncertainty.

The Company has incurred significant losses and has an accumulated deficit of $28,215,087 as at September 30, 2007. In addition, the Company was not in compliance with the financial covenants of its bankers for both its current bank indebtedness and much of its long-term debt and was in default with respect of certain of its convertible debentures which are past due. To date, the Company has financed its cash requirements primarily through issuances of shares, investment tax credits, product sales, government incentives, long-term debt, debentures, promissory notes and its bank loans. The Company is currently pursuing several financing alternatives and a possible sale of certain assets or the business. The Company’s ability to continue as a going concern is dependent on the successful resolution of the above financing initiatives in the near term, the continued support of its lenders and its ability to sell its existing products at positive margins and achieve profitable operations in the future. The outcome of these matters is dependent upon many factors outside of the Company’s control and there is substantial uncertainty about the Company’s ability to successfully conclude on the matters.

These consolidated financial statements do not give effect to any adjustments to the carrying amounts and classifications of assets and liabilities and the reported revenues and expenses that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared by management in accordance with Canadian GAAP and have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the following significant accounting policies:

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Basis of consolation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Solvision Singapore Inspection Systems Pte. Ltd., formerly Machine Vision International Pte. Ltd., [“MVI”], which was purchased on December 15, 2005, and Solvision Japan Kabushiki Kaisha. All significant intercompany transactions and balances have been eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting years. Major estimates include the allowance for doubtful accounts, inventory provisions, impairments of long-lived assets, allocations between debt and equity for compound debt instruments with equity components, investment tax credits and the determination of the valuation allowance. Actual results could differ from those estimates and such differences could be material.

Cash and cash equivalents

Cash consists of bank deposits. Cash equivalents are short-term, highly liquid investments with original maturities of less than 90 days that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Short-term investments

Short-term investments are recorded at cost.

Inventories

Inventories are valued at the lower of cost, which is determined on a first-in, first-out basis and market value. Market value is defined as net realizable value for finished goods and work-in-process and replacement cost for raw materials. The cost of finished goods and work-in-process includes direct costs and an allocation of overhead.

Property, plant and equipment

Property, plant and equipment including assets acquired under capital leases, are recorded at cost, net government assistance, and are amortized over their estimated useful lives according to the following methods and rates:

Vision equipment	Declining balance, 30%
Furniture and fixtures	Declining balance, 20%
Leasehold improvements	Term of the lease, 5 years and 3 years

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Intangible assets

Amortization of intangible assets is calculated over their estimated useful lives using the following methods and rates:

Patents	Straight-line, 10 years
Computer software	Declining balance, 30%
Customer relationships	Straight-line, 9 years
Acquired technologies	Straight-line, 5 years

Impairment of long-lived assets

Property, plant and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment is assessed by comparing the carrying amount of an asset to be held and used with the total of the undiscounted cash flows expected from its use and disposal. If such assets are considered impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value generally determined on a discounted cash flow basis. Any impairment results in a write-down of the asset and a charge to income for the year.

Goodwill

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the tangible and intangible assets acquired, less liabilities assumed, based on their fair values. When the Company enters into a business combination, the purchase method of accounting is used. Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit, including goodwill, is compared with its fair value. When the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step of the impairment test is unnecessary. The second step is carried out when the carrying amount of the reporting unit exceeds its fair value, in which case the implied fair value of the goodwill, determined in the same manner as the value of goodwill is determined in a business combination, is compared with its carrying amount to measure the amount of the impairment loss, if any.

Deferred financing costs

Financing costs related to the issuance of debt are deferred and amortized over the term of the related debt using the effective interest rate method.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Revenue recognition and work-in-progress

Revenues for sales of standard products or services are recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, products are accepted by customers or services are rendered, and collection is reasonably assured. In the case of advances from customers before delivery, these advances are recorded as deferred revenues.

Revenues on equipment sale contracts for non-standard equipment are recognized under the percentage-of-completion method if their completion is expected to require a significant period of time. Under the percentage-of-completion method, the ratio of costs incurred to total anticipated costs to complete the contracts is used as a measure of the extent of progress towards completion. Losses are recorded as soon as they can be determined. The excess of the costs incurred including profit margins over amounts billed is presented as work-in-progress.

Research and development costs

Research and development costs are charged to income in the year during which they are incurred, except for development costs related to products that satisfy specific criteria in terms of their technological, commercial and financial feasibility under Canadian GAAP. The Company has not deferred any such development costs to date.

Government assistance

Grant amounts resulting from government assistance programs, including investment tax credits arising from research and development expenses, are reflected as reductions of the cost of the assets or expenses to which they relate at the time the eligible expenditures are incurred and the assistance becomes receivable.

Foreign currency translation

The Company’s foreign subsidiaries are considered to be integrated foreign entities and are accounted for in accordance with the temporal method, as are transactions in foreign currencies entered into by the Company. Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the year-end exchange rate, non-monetary assets and liabilities are translated at the historical exchange rate, and revenue and expense items are translated into Canadian dollars at rates of exchange in effect at the related transaction dates. Exchange gains and losses arising from these transactions are included in the results of operations for the year.

Leases

Leases entered into by the Company in which substantially all of the benefits and risks of ownership are transferred to the Company are recorded as capital leases and classified as capital assets and obligations under capital lease. All other leases are classified as operating leases under which leasing costs are expensed in the period in which they are incurred.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Income taxes

Future tax benefits and obligations are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. Future tax assets, if any, are recognized only to the extent that, in the opinion of management, it is more likely than not that future tax assets will be realized. A valuation allowance is provided to the extent that tax assets are not expected to be realized.

Stock-based compensation and other stock-based payments

The Company has a stock-based compensation plan and has applied the fair value method of accounting for all awards granted after September 30, 2003. The fair value of stock options granted is determined at the measurement date using the minimum value option pricing model, and expensed over the vesting period of the options, with a corresponding increase to other paid-in capital. Any consideration paid on the exercise of stock options is credited to share capital.

Derivative financial instruments

The Company does not use hedge accounting. At year end, all derivative financial instruments are marked to market and any financial asset or liability is recognized on the consolidated balance sheets with changes in fair value recognized in the results of operations for the year.

3. FUTURE CHANGES IN ACCOUNTING POLICIES

Effective October 1, 2007, the Company will be required to adopt the following Canadian Institute of Chartered Accountants [“CICA”] accounting standards:

Section 1506, Accounting Changes, prescribes the accounting treatment and disclosure of changes in accounting policies, changes in estimates and correction of errors.

Effective October 1, 2008, the Company is required to adopt the following CICA standards:

Section 1530, Comprehensive Income, introduces a new financial statement which shows the change in equity of an enterprise from transactions and other events and circumstances from non-owner sources.

Section 1535, Capital Disclosures, establishes standards for disclosing information about an entity’s capital and how it is managed.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

3. FUTURE CHANGES IN ACCOUNTING POLICIES [Cont’d]

Section 3031, Inventories, establishes the accounting treatment for inventory and provides guidance on the determination of inventory costs and their subsequent recognition as an expense, including any write-down to net realizable value.

Section 3855, Financial Instruments – Recognition and Measurement establishes standards for recognizing and measuring financial instruments, namely financial assets, financial liabilities and derivatives.

Section 3862, Financial Instruments – Disclosures, requires entities to provide disclosure of quantitative and qualitative information in their financial statements that enable users to evaluate the significance of financial instruments for the entity’s financial position and performance as well as the nature and extent of risks arising from financial instruments to which the entity is exposed during the period and at the balance sheet date, and management’s objectives, policies and procedures for managing such risks.

Section 3863, Financial Instruments – Presentation, establishes standards for presentation of financial instruments and non-financial derivatives. It deals with the classification of financial instruments, from the perspective of the issuer, between liabilities and equity, the classification of related interest, dividends, losses and gains, and the circumstances in which financial assets and financial liabilities are offset.

Section 3865, Hedges, whose application is optional, establishes how hedge accounting may be applied.

The Company is currently evaluating the effect of these sections on its results of operations, financial position and cash flows.

4. BUSINESS ACQUISITION

On December 15, 2005, the Company acquired 100% of the outstanding common shares of MVI, in exchange for 7,943,064 common shares of the Company plus an unsecured, non-interest bearing convertible debenture of $1,447,125 [U.S. $1,250,000] and $1,447,125 in cash. The total fair value of the 7,943,064 common shares was $6,210,904 based on the estimated $0.7818 per share at the time of signing an agreement to purchase. The majority shareholder of MVI prior to its acquisition was a corporation controlled by one of the founders and a director of the Company. This acquisition was accounted for under the purchase method of accounting and included in the consolidated statements of operations, comprehensive loss and deficit from the date of acquisition.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

4. BUSINESS ACQUISITION [Cont’d ]

The allocation of the purchase price is as follows:

$

Cash	1,364,317
Other current assets	1,520,908
Intangible asset – customer relationships	1,754,411
Intangible asset – acquired technologies	868,895
Non-current assets	162,364
Goodwill	5,291,150
Total assets acquired	10,962,045
Current liabilities	1,331,891
Future tax liabilities	525,000
Total liabilities assumed	1,856,891
Net assets acquired	9,105,154

Consideration represented by:
Cash	1,447,125
Issuance of unsecured convertible debentures [note 13]	1,447,125
Issuance of common shares	6,210,904
9,105,154

The amounts ascribed to customer relationships and acquired technologies will be amortized over 9 years and 5 years, respectively. The Company anticipates that amounts allocated to customer relationships and acquired technologies assets will not be deductible for income tax purposes and has created a future tax liability in relation to these assets.

5. RESTRICTED CASH

Restricted cash includes deposits with financial institutions to collateralize guarantees provided by the financial institutions to various landlords.

6. INVENTORIES

	2007	2006
	$	$

Raw materials	874,401	673,382
Work-in-process	245,921	1,375,889
Finished goods	1,443,218	3,279,648
	2,563,540	5,328,919

During the year ended September 30, 2007, the Company wrote-off inventory with a carrying value of $1,086,000 [2006 – nil].

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

7. PROPERTY, PLANT AND EQUIPMENT

		Accumulated	Net book
	Cost	amortization	value
	$	$	$

2007
Vision equipment	1,248,754	710,391	538,363
Furniture and fixtures	732,840	395,211	337,629
Leasehold improvements	421,982	126,142	295,840
	2,403,576	1,231,744	1,171,832
2006
Vision equipment	3,243,993	1,637,079	1,606,914
Furniture and fixtures	695,603	238,495	457,108
Leasehold improvements	419,723	41,972	377,751
	4,359,319	1,917,546	2,441,773

Certain furniture and fixtures totalling $239,884 as at September 30, 2007 [2006 –$239 ,884] are assets under capital leases. The corresponding net book value is $87,604 [2006 –$109 ,505].

During the year ended September 30, 2007, the Company wrote-off vision equipment which will no longer be used in the operations with a cost of $2,189,039 and accumulated amortization of $1,432,506 resulting in an impairment loss of $756,533.

8. INTANGIBLE ASSETS AND GOODWILL

		Accumulated	Net book
	Cost	amortization	value
	$	$	$
2007
Intangible assets
Patents	967,114	314,665	652,449
Computer software	294,482	141,198	153,284
Customer relationships	1,754,411	1,636,068	118,343
Acquired technologies	868,895	311,354	557,541
	3,884,902	2,403,285	1,481,617
Goodwill	5,291,150	5,291,150	—

2006
Intangible assets
Patents	787,308	226,611	560,697
Computer software	243,410	86,450	156,960
Customer relationships	1,754,411	1,619,651	134,760
Acquired technologies	868,895	137,575	731,320
	3,654,024	2,070,287	1,583,737
Goodwill	5,291,150	—	5,291,150

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

8. INTANGIBLE ASSETS AND GOODWILL [Cont’d]

Aggregate expected amortization for each of the next five years is as follows:

$

2008	435,000
2009	303,000
2010	293,000
2011	149,000
2012	108,000

During the year ended September 30, 2007, the Company determined that the goodwill was impaired as a result of declining sales, increasing losses and changes in the business which resulted in a goodwill impairment loss of $5,291,150.

During the year ended September 30, 2006, management determined that the carrying value of the customer relationships with specific customers was impaired as the volume of sales to certain customers no longer supported the carrying value. An impairment charge in the amount of $1,465,328 was recorded.

9. BANK LOANS

The Company has an authorized short-term credit facility “Pre-Shipment Financing” for an amount of $2,000,000 [2006 – $3,000,000] guaranteed by Export Development Canada, which bears interest at prime plus 2% of which $609,406 was utilized as at September 30, 2007 [2006 – $1,296,104]. The facility, which was approved on June 13, 2007, is available to finance 90% of the cost of sales incurred prior to shipment. The facility is repayable upon receipt of the accounts receivable from the clients. This facility, the short-term credit facility below and a number of the long-term debt facilities are subject to certain financial covenants, all of which were not met at September 30, 2007. The facility is collateralized by a $3,000,000 moveable hypothec on all present and future assets of the Company.

The Company also has an authorized short-term credit facility for an amount of $2,300,000 [2006 – $1,500,000], which bears interest at prime plus 1.75% of which $1,840,000 was utilized as at September 30, 2007 [2006 – $1,500,000]. The facility is available to finance 50% of investment tax credits and is repayable upon receipt of these credits. This facility is collateralized by a $2,300,000 moveable hypothec on investment tax credits and government assistance receivable.

The bank’s prime rate as at September 30, 2007 was 6.25% [2006 – 6%].

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2007	2006
	$	$

Trade accounts payable	2,640,758	2,955,561
Salary related accrued expenses	528,443	449,376
Other	594,005	598,393
	3,763,206	4,003,330

11. SUBORDINATED CONVERTIBLE PROMISSORY NOTES

	2007	2006
	$	$

Subordinated convertible promissory notes due
October 31, 2007	1,563,879	—

On June 28, 2007, the Company received $1,024,733 [U.S. $1,000,000] and issued a subordinated convertible promissory note and on September 26, 2007, the Company issued additional subordinated convertible promissory notes for a cash consideration of $550,000. These notes bear interest at 12% and are due on the earlier of October 31, 2007 or the occurrence of a qualifying event which is defined to be the issuance of shares by the Company for the purpose of raising capital or a sale of substantially all of the Company’s shares or assets. The notes are collateralized by a charge on the Company’s assets ranking after the creditors holding the credit facilities as described in note 9 and the related long-term debt holders described in note 12 and the convertible debentures as described in note 13.

At the option of the holder of the promissory notes, the outstanding principal and accrued interest may be converted into shares on the same terms and conditions of the share issuance in a qualifying event or upon maturity at a conversion price of U.S. $0.34 per share.

In addition, the holders were provided with warrant certificates which will allow them to purchase common shares equal to 15% of the principal value plus accrued interest, at U.S. $0.34 per share or on the same terms and conditions as shares issued in a qualifying event. The warrant certificates will expire on June 28, 2012 and September 26, 2012.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

11. SUBORDINATED CONVERTIBLE PROMISSORY NOTES [Cont’d]

The subordinated convertible promissory notes have been allocated to their liability and equity components [warrants and conversion options] based on their estimated fair values at the time of issue. The initial liability component for the subordinated convertible promissory note issued on June 28, 2007 was determined to be $995,833 and for the subordinated promissory notes issued on September 26, 2007 was determined to be $545,838 using an effective interest rate of 20%. The equity component recorded in other paid-in capital amounted to $33,062. The carrying values of the liability component of the subordinated convertible promissory notes are being accreted to their redemption value at maturity through charges to income. The accretion expense for the year ended September 30, 2007 amounted to $22,208.

12. LONG-TERM DEBT

	2007	2006
	$	$

Refundable non-interest bearing contribution under the IDEA-SME program for a maximum authorized amount of $400,500. The
contribution is refundable in eight equal half-yearly installments
beginning on May 1, 2005.	100,124	200,248

Term loan under an EDC program, bearing interest at the bank’s prime rate plus 2. 25% repayable in monthly installments of $31,250 plus interest, beginning on October 26, 2004 and maturing on
September 30, 2007. Financing is 75% of cost of purchases before taxes on equipment acquired between July 1, 2003 to February 28,
2005. A moveable hypothec of $1,125,000 on all equipment, tools, furniture and the prototypes of the Company is provided as
collateral.	—	375,000

Term loan under the program on financing commercialization fees of Investissement Québec, bearing interest at the bank’s prime rate plus 2%, repayable in monthly installments of $20,833, plus interest beginning on February 26, 2005 and maturing on February 26,
2009. A moveable hypothec of $1,000,000 on all assets of the
Company is provided as collateral. This agreement required that the
Company comply with certain financial covenants, which were not
met. This term loan has been classified as current.	354,163	604,167

Term loan under the program IRAP -Technology Partnerships
Canada for a maximum authorized amount of $481,900, repayable in three equal annual installments beginning on October 1, 2008.
The installments will be determined based on cumulative gross revenues for the 2007 and 2008 years. Annual installments will
consist of interest and capital ranging from $160,633 to $240,850.	481,900	401,425

Amount carried forward	936,187	1,580,840

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

12. LONG-TERM DEBT [Cont’d]

	2007	2006
	$	$

Amount carried forward	936,187	1,580,840

Obligations under capital leases bearing interest at rates
varying from 4.90% to 18.62%, repayable in monthly
installments of principal and interest, ranging from $34 to
$2,125, and quarterly installments of $1,409, collateralized by
the specific equipment, maturing up to April 2010 .	15,014	58,320

Refundable non-interest bearing contribution under the
IDEA-SME program for a maximum authorized amount of
$52,301. The contribution is refundable in six equal half-
yearly installments beginning on June 30, 2008.	52,301	25,855

Refundable non-interest bearing contribution under the
IDEA-SME program for a maximum authorized amount of
$420,150. The contribution is refundable in eight equal half-
yearly installments beginning on May 15, 2008.	420,150	195,165

Unsecured debentures in the amount of $3,000,000 issued in
July 2006, bearing interest which varies from 9% to 15%,
payable quarterly. The interest rate is determined based on
certain financial ratios for the preceding quarter. The capital is repayable in monthly installments of $31,250, beginning in
July 2009 and maturing in June 2013, with the balance of
capital due in July 2013. The Company has capitalized
$225,617 of interest not paid during the year ended
September 30, 2007. These debentures contain certain cross
default clauses and as a result of the Company not complying with financial covenants, as disclosed in note 9, and the
balance of the debentures and capitalized interest have been
reclassified as current.	3,225,617	3,000,000

Amount to carry forward	4,649,269	4,860,180

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

12. LONG-TERM DEBT [Cont’d]

	2007	2006
	$	$

Amount carried forward	4,649,269	4,860,180

Term loan guaranteed by Investissement Québec bearing
interest at the bank’s prime rate plus 2% repayable in
monthly installments of $40,000 plus interest, beginning on
January 26, 2006 and maturing on December 26, 2010. A
moveable hypothec of $2,400,000 on all assets of the
Company is provided as collateral. This agreement required
that the Company comply with certain financial covenants,
which were not met. This term loan has been classified as
current.	1,560,000	2,040,000
	6,209,269	6,900,180
Less: current portion	5,442,379	6,166,907
	766,890	733,273

The bank’s prime rate as at September 30, 2007 was 6.25% [2006 – 6%].

Payments required on the long-term debt and obligations under capital leases for the next five years are as follows:

	Obligations	Other
	under capital	long-term
	leases	loans	Total
	$	$	$

2008	5,637	5,436,742	5,442,379
2009	5,637	308,136	313,773
2010	3,740	283,105	286,845
2011	—	113,753	113,753
2012	—	52,519	52,519
	15,014	6,194,255	6,209,269

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. CONVERTIBLE DEBENTURES

	2007	2006
	$	$

Unsecured convertible debentures due June 15, 2007	1,245,375	1,310,748
Unsecured convertible debentures due December 15, 2009	6,018,593	5,233,561
	7,263,968	6,544,309
Less: current portion	1,245,375	1,310,748
	6,018,593	5,233,561

All convertible debentures are held by shareholders of the Company.

Unsecured convertible debentures were issued on December 15, 2005 in exchange for 14,789,126 Class A shares of the Company. These debentures have a maturity value of $8,194,620 which was the original issue price of the Class A shares. These debentures are non-interest bearing and payable in cash at maturity date on December 15, 2009 and are convertible at any time at the holder’s option into common shares at a conversion price corresponding to 80% of the price per share paid for the Class A shares or $0.56 per common share.

The convertible debentures have been allocated to their liability and equity components based on their estimated fair values at the time of issue. The initial liability component was determined to be $4,685,301 using an effective interest rate of 15%. The carrying value of the liability component of the convertible debentures is accreted to its redemption value at maturity through charges to income. The accretion expense for the year ended September 30, 2007 amounted to $785,032 [2006 – $548,260].

Unsecured non-interest bearing convertible debentures in the amount of $1,447,125 [U.S. $1,250,000] were issued in December 2005, and are repayable in cash or in common shares at maturity date in June 2007 at the holder’s option. The liability component was determined to be $1,173,435 using an effective rate of 15%. The carrying value of the liability component of the convertible debentures is accreted to its redemption value at maturity through charges to income. These debentures are convertible at a conversion price of U.S. $0.67 per share. The accretion expense for the year ended September 30, 2007 amounted to $136,377 [2006 – $137,313]. These debentures are denominated in U.S. dollars and the Company recorded an unrealized foreign exchange gain on the outstanding principal of $201,750 in the year ended September 30, 2007.

The equity component was determined to be the difference between the liability component above and the carrying value of the debentures.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

14. SHARE CAPITAL

Authorized prior to December 15, 2005

Unlimited number of common shares, voting, participating, subject to the non-cumulative dividend rights.

Unlimited number of Class A preferred shares, voting, participating, subject to the non-cumulative preferential dividend at the rate of 10% and conversion privilege at any time at the holder’s option into common shares.

Authorized as of December 15, 2005

Unlimited number of common shares, voting, participating, subject to the non-cumulative dividend rights.

Unlimited number of special voting shares, non-participating, subject to the non-cumulative dividend rights ratably with holders of common shares. Automatic redemption upon payment in full or total conversion of any of the debentures issued in exchange for previously authorized Class A preferred shares.

Issued and fully paid		2007	2006
		$	$

35,650,375	Common shares [2006 – 31,638,842]	12,723,892	12,722,242
17,746,950	Special voting shares [2006 – 17,746,950]	205	205
		12,724,097	12,722,447

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

14. SHARE CAPITAL [Cont’d]

Fiscal 2007 transactions

On May 18, 2007, the Company issued 4,006,533 common shares for no consideration to shareholders who purchased 7,029,778 common shares on December 15, 2005.

On April 6, 2007, an employee exercised options to purchase 5,000 shares at an exercise price of $0.33 per share for an aggregate amount of $1,650.

Fiscal 2006 transactions

On December 15, 2005, the Company authorized new special voting shares, and cancelled the Class A preferred shares.

On December 15, 2005, the Company redeemed Class A preferred shares in exchange for unsecured convertible debentures [note 13] and 17,746,950 special voting shares for an amount of $205.

On December 15, 2005, the Company issued 7,029,778 fully paid common shares for gross cash consideration of $4,630,735. Share issue costs related to this offering were $369,243.

On December 15, 2005, the Company issued 7,943,064 fully paid common shares for a consideration of $6,210,904 for 100% of outstanding shares of MVI.

On July 14, 2006, an employee exercised his option to purchase 15,000 common shares of the Company, in accordance with the stock option plan for an aggregate amount of $4,950 representing $0.33 per share.

Stock option plan

On September 28, 2001, the Company implemented a Stock Option Plan [the “Plan”] for the benefit of employees, directors, officers and suppliers of the Company who may be designated by the Board of Directors for the issuance of stock options up to an aggregate maximum of 7.42% of outstanding shares. The Plan provides that no single person may hold options covering more than 5% of the outstanding participating shares.

The exercise price of any option granted under the Plan shall be fixed by the Board of Directors at the time of the grant, at a price equal to the fair value of the shares, based on the issue price of the last round of financing or as established by a resolution of the Board of Directors. The options will vest equally over 3 or 4 years and expire five years after the grant date or as determined by the Board of Directors. Options are not transferable and can only be exercised while the beneficiary remains an employee, director or officer of the Company.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

14. SHARE CAPITAL [Cont’d]

Options issued and exercisable are as follows:

	2007		2006
	Number	$	Number	$
		[after
		modification]

Balance, beginning of year	3,822,512	0.39	1,465,212	0.44
Granted	—	—	2,523,000	0.66
Exercised	(5,000)	0.33	(15,000)	0.33
Cancelled/forfeited	(237,100)	0.38	(150,700)	0.41
Balance, end of year	3,580,412	0.39	3,822,512	0.58
Options exercisable, end of year	1,670,012	0.37	949,909	0.47

Fiscal 2007 transactions

On January 23, 2007, the Board of Directors extended the life of 637,212 options which were due to expire during the year 2007 by 3 years. These options were vested and the modification was valued using the Black-Scholes option pricing model which assumed an expected life of 3.5 years, volatility of nil as the Company is private, risk free interest rate of 3.03% and no dividend yield. A charge of $12,744 was recorded as a stock-based compensation expense in the current year resulting from this modification.

On May 18, 2007, the Board of Directors increased the number of shares available for issuance under the stock option plan to 4,279,214 common shares. In addition, the Board of Directors also reduced the exercise price for all options issued subsequent to November 7, 2003 to $0.4007 per share. This represented approximately 2,900,000 options.

The incremental value from this modification was approximately at $220,000, as determined using the Black-Scholes option pricing model with expected lives ranging from 2.5 to 4 years expected volatility of nil and risk-free interest rates between 4.3% and 4.4%. A charge of $44,460 was recorded as stock-based compensation expense for the vested options and the remainder of the incremental value will be charged to compensation expense over the remaining vesting period.

Fiscal 2006 transactions

On March 8, 2006, the Company granted 1,676,000 options at an exercise price of $0.66 with a vesting period of 3 or 4 years. Using the Black-Scholes option pricing model, which assumed an expected life of 5 years, volatility of nil, a risk-free interest rate of 3.13% and no dividend yield, a charge of $21,998 was recorded as stock-based compensation expense as at year end.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

14. SHARE CAPITAL [Cont’d]

On June 7, 2006, the Company granted 847,000 options at an exercise price of $0.66 with a vesting period of 5 years. Using the Black-Scholes option pricing model which assumed an expected life of 5 years, volatility of nil, risk-free interest rate of 3.43% and no dividend yield, a charge of $7,058 was recorded as stock-based compensation expense as at year end.

For the year ended September 30, 2007, the Company also recorded an amount of $79,812 [2006 – $16,350] as stock-based compensation expense for stock options issued in prior years but which vested during the current year.

Additional information concerning stock options outstanding as at September 30, 2007 is as follows:

	Options outstanding			Options exercisable
	Number of
	outstanding		Weighted	Number of options	Weighted
Exercise	options as at	Weighted	average	exercisable as at	average
price range	September 30,	average	exercise	September 30,	exercise
for the year	2007	months to expiry	price	2007	price
$	#	#	$	#	$

0.33	718,212	37	0.33	718,212	0.33
0.40	2,862,200	40	0.40	951,800	0.40
	3,580,412	39	0.39	1,670,012	0.37

15. OTHER PAID-IN CAPITAL

The changes to other paid-in capital consist of the following:

	2007	2006
	$	$

Balance, beginning of year	3,303,417	5,041
Stock-based compensation	137,046	45,406
Equity component of December 15, 2009 convertible
debentures	—	2,979,280
Equity component of June 15, 2007 convertible debentures	—	273,690
Equity component of subordinated convertible promissory
notes [warrants and conversion option]	33,062	—
Balance, end of year	3,473,525	3,303,417

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

16. INCOME TAXES

The Company has scientific research and experimental development expenditures which have not been deducted for tax purposes amounting to approximately $7,910,000 [2006 – $3,969,000] for federal tax purposes and $15,570,000 [2006 – $9,589,000] for provincial tax purposes. These balances may be applied against future taxable income for an unlimited period. The tax benefits of $nil [2006 – $40,000] of these expenditures have been recognized in the consolidated financial statements. research and development expenditures are subject to audit by the taxation authorities and accordingly, these amounts may vary.

The Company has approximately $1,600,000 of loss carry-forwards for federal tax purposes and $500,000 for provincial purposes which will expire in 2027. In addition, the Company has taken deductions for accounting purposes that have not been deducted for federal or provincial tax purposes amounting to approximately $4,300,000.

The benefit of all of the above tax assets amounting to approximately $3,052,000 [2006 – $878,000] for federal tax purposes and $2,016,000 [2006 –$925 ,000] for provincial tax purposes have not been recognized in the consolidated financial statements, except to the extent that they have offset future tax liabilities amounting to $114,000, as the Company has taken a full valuation allowance against these assets.

The Company has accumulated loss carryforwards in the amount of $980,000 [2006 – $622,000] and deductions available for tax purposes of $155,000 [2006 – $141,000] in Singapore which are available to reduce future taxable income. The tax benefit of these items amounted to approximately $227,000 [2006 – $153,000] and has not been recognized in these consolidated financial statements as the Company has taken a full valuation allowance against these assets. During the year ended September 30, 2005, the valuation allowance increased from $1,956,000 to $5,295,000.

17. INVESTMENT TAX CREDITS AND OTHER GOVERNMENT ASSISTANCE

The Company incurred expenses eligible for refundable tax credits related to scientific research and experimental development activities [“SR&ED”] and to the Centre de Développement des Technologies de l’Information [“CDTI”]. These credits amount to $2,052,204 and $1,060,637, respectively [2006 – $2,067,332 and $1,118,759] and were applied against related research and development expenses, except for an amount of $100,000 [2006 – $48,977] which was recorded as a reduction of property, plant and equipment. The investment tax credits are based on management’s estimates and are subject to audit by regulatory authorities as well as obtaining certification from Investissement Québec for the CDTI tax credits.

During the year ended September 30, 2007, the Company received $113,494 [2006 – $93,285] from the National Research Council Canada and $207,251[2006 – nil] from the Economic Development Board of Singapore which have been recorded as a reduction of research and development expenses.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

17. INVESTMENT TAX CREDITS AND OTHER GOVERNMENT ASSISTANCE [Cont’d]

The Company has available non-refundable investment tax credits of $2,700,000 [2006 –$1,847,000] related to research and development expenditures which may be utilized to reduce federal income taxes payable in future years and expire as follows:

$

2013	108,000
2014	381,000
2015	499,000
2026	859,000
2027	853,000
2,700,000

The benefits of these non-refundable investment tax credits have not been recognized in the consolidated financial statements.

During the year ended September 30, 2007, no non-refundable investment tax credits have been claimed to offset taxable income created by not claiming discretionary research and development expenditures incurred during the year [2006 – $40,000]. In 2006, the corresponding amount was recognized as government assistance and a reduction of research and development expenses and offsets the federal income taxes payable during the year.

18. FINANCIAL INSTRUMENTS

[i] Fair values

Short-term financial assets and liabilities

The carrying amounts of cash and cash equivalents, accounts receivable, trade accounts payable and accruals, bank loans and subordinated convertible promissory notes are a reasonable estimate of their fair values because of the short-term maturity of these instruments.

Long-term financial liabilities

The carrying amount of the long-term debt approximates its fair value because of its floating rate nature, except for loans from government related entities which are non-interest bearing. The government loans which have fixed repayments in the amount of $572,575 have a fair value estimated at $420,800. The fair value of the other non-interest bearing government loans without fixed repayments in the amount of $481,900 cannot be readily determined.

The carrying amount of the convertible debentures, which are non-interest bearing, approximates their fair value as the value is being accreted to their principal amount over the lives of the debentures at rates currently available to the Company.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

18. FINANCIAL INSTRUMENTS [Cont’d]

[ii] Economic dependence and concentration of credit risk

Investment tax credits receivable are due from the Federal and Provincial governments.

The Company reviews new customers’ credit history before extending credit and conducts regular reviews of its existing customers’ credit performance. Generally, the Company does not require collateral or other security to support customer receivables. Sales to six customers represented 85% of consolidated sales for the year ended September 30, 2007 [2006 – two customers represented 59%] and two customers accounted for 94% of consolidated accounts receivable as at September 30, 2007 [2006 –three customers accounted for 80%].

The Company’s maximum exposure to credit risk approximates the carrying value of its financial assets.

[iii] Forward exchange contracts

From time to time, the Company enters into forward exchange contracts to protect its future Canadian dollar revenues and cash flows from the potential adverse impact of unfavourable foreign exchange fluctuations. While forward contracts reduce the risk of exposure to adverse change in exchange rates, they also reduce the benefit of favourable changes in exchange rates. The Company does not hold or issue financial instruments for speculative purposes.

As at September 30, 2007, the Company had no outstanding foreign exchange contracts in place

As at September 30, 2006, the Company had outstanding foreign exchange contracts in place to sell U.S.$8,750,000 at a weighted average exchange rate of Canadian $1.1178 maturing over the next 6 months and to buy ¥17,280,510 at a weighted average of U.S. dollars $115.4335 maturing over the next four months and Singapore Dollars $8,631,280 at a weighted average of U.S. dollars $1.5413. The Company has recorded the exchange contracts at fair value and an unrealized foreign exchange loss of $109,000 has been recognized for the year ended September 30, 2006, to reflect the mark to market adjustment.

[iv] Currency risk

The Company is exposed to currency risk in its trade accounts receivables, accounts payable and accrued liabilities, and unsecured convertible promissory notes. Included in trade accounts receivables is an amount of $1,442,892 denominated in U.S. dollars. Included in trade accounts payable are amounts of $1,346,755 denominated in U.S. dollars and ¥24,114,074 denominated in Japanese Yen. Included in the subordinated convertible promissory notes is an amount of $1,250,000 denominated in U.S. dollars. The Company is primarily exposed to fluctuations in exchange rate of U.S. dollars and Japanese Yen arising from its trading activities. The Company does not have a formal hedging policy against foreign exchange fluctuations.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

18. FINANCIAL INSTRUMENTS [Cont’d]

[v] Interest rate risk

The Company’s bank loans and a significant portion of its long-term debt bears interest at floating rates and, therefore, the Company is exposed to interest rate risk with respect to these two financial liabilities.

19. COMMITMENTS

The Company has commitments under operating leases for vehicles and premises with minimum annual payments as follows:

$
2008	448,026
2009	404,597
2010	361,818
2011	90,455
1,304,896

20. NET CHANGE IN NON-CASH OPERATING ITEMS

	2007	2006
	$	$

Accounts receivable	3,029,879	(572,581)
Commodity tax receivable	231,953	86,045
Inventories	1,679,379	(3,701,111)
Work-in-progress	3,051,181	(1,965,818)
Investment tax credits and government assistance receivable	(97,059)	(882,885)
Prepaid expenses and other assets	28,918	(67,775)
Accounts payable and accrued liabilities	(240,124)	2,416,085
Deferred revenues	631,056	(277,164)
	8,315,183	(4,965,204)

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

21. RECONCILIATION BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND IN
      THE UNITED STATES

These consolidated financial statements were prepared in accordance with Canadian GAAP. The following represents the accounting policies which the Company would adopt in order to conform to U.S. generally accepted accounting principles [“U.S. GAAP”]:

[a]	Stock-based compensation

Under Canadian GAAP, the Company accounts for stock-based compensation to employees and directors as described in note 2 for all awards granted subsequent to September 30, 2003 using the fair value method based on the minimum value option pricing model.

During the year ended September 30, 2002, the Company granted 687,000 options to employees which were not accounted for using the fair value method. Under Canadian GAAP, no compensation cost was recorded. Under U.S. GAAP, the Company would have used APB Opinion 25, Accounting for Stock Issued to Employees, and no compensation expense would have been recorded under this method with respect to these options as they were granted to employees with no intrinsic value.

Between October 1, 2003 and September 30, 2006, the Company’s Canadian GAAP accounting policy was consistent with Financial Accounting Standards Board [“FASB”] Statement 123, Accounting for Stock-Based Compensation.

Under U.S. GAAP, the Company would be required to follow the fair value method in accordance with FASB Statement 123(R), Accounting for Stock-Based Compensation [“Statement 123(R)”] as of October 1, 2006. Under U.S. GAAP, the Company would not be permitted to use the minimum value option pricing model for determining the fair value of stock option awards issued after this date.

The transition method for adopting Statement 123(R) was the prospective method, as described in Statement 123(R). For non-public entities that previously applied FASB Statement 123 using the minimum value option pricing model, they would continue to account for non-vested equity awards outstanding at the date of adoption of Statement 123(R) in the same manner as they had been accounted for prior to adoption. However, all awards granted, modified, or settled after the date of adoption must be accounted for using the measurement, recognition, and attribution provisions of Statement 123(R). No option awards were granted by the Company subsequent to September 30, 2006, however, as described in note 14, certain awards were modified during the year ended September 30, 2007.

The January 23, 2007 award modification [note 14] extending the life of 637,212 options resulted in the Company utilizing the Black-Scholes option pricing model with the same parameters but with an expected volatility of 50%. The incremental fair value resulting from the modification increased stock-based compensation expense to $51,000 from $12,744, and an increase in other paid-in capital of $38,256.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

21. RECONCILIATION BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND IN
      THE UNITED STATES [Cont’d]

The impact of the May 18, 2007 modification [note 14] to the exercise price of 2,900,000 options on the 2007 stock-based compensation expense using an expected volatility of 50% was not significant.

[b]	Research and development expenses

Under U.S. GAAP, research and development expenses are recorded in the results of operations as incurred. There are no deferred research and development expenses under U.S. and Canadian GAAP.

[c]	Investment tax credits

Under U.S. GAAP, non-refundable research and development investment tax credits are applied as a reduction of income tax expense. These amounts are deducted from research and development expenses under Canadian GAAP.

[d]	Tax rates

Under Canadian GAAP, substantively enacted tax rates and laws should be applied to cumulative temporary differences. U.S. GAAP requires that enacted tax rates and laws be used. As the Company has provided a full valuation allowance on cumulative temporary differences there is no difference in the assets and liabilities.

[e]	Equity components of convertible instruments

[i] Subordinated convertible promissory notes

Under U.S. GAAP, the proceeds of $1,574,733 from subordinated convertible promissory notes [the “Notes”] described in note 11 are allocated between the Notes and the attached warrant certificate, based on their relative fair values at the time of issuance. Accordingly, an amount of $1,550,836 was allocated to the Notes and $23,897 was allocated to the warrants. The fair value of the warrants was determined using the Black-Scholes option pricing model and the fair value of the Notes was determined using a discounted cash flow model with a 20% discount rate. The value allocated to the warrants is a debt discount on the Notes and is being amortized to interest expense over the term of the Notes using the effective interest rate method.

The Company also determined that the Notes contained a beneficial conversion feature, the intrinsic value of which was approximately $273,881, which was recorded as a reduction of the Notes at inception and a corresponding increase in other paid-in capital. The beneficial conversion feature is being amortized to interest expense as an additional debt discount over the term of the Notes.

For the year ended September 30, 2007, the interest expense related to the amortization of the above-noted debt discounts was $123,982.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

21.	RECONCILIATION BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND IN
THE UNITED STATES [Cont’d ]

[ii] Convertible debentures

Under U.S. GAAP, the convertible debenture [the “Debenture”] maturing on December 15, 2009 set out in 13 contains a beneficial conversion feature. The intrinsic value of the beneficial conversion feature was approximately $4,006,409 and was recorded as a reduction of the Debenture and a corresponding increase in other paid-in capital. As compared to Canadian GAAP, this resulted in a reduction of the carrying value of the Debenture at inception of $497,090 and a corresponding increase in other paid-in capital of $497,090. The beneficial conversion feature is being amortized to interest expense as a debt discount over the term of the Debenture using the effective interest rate method. For the year ended September 30, 2007, the interest expense related to the amortization of this debt discount was $880,034 [2006 – $628,579].

Reconciliation of consolidated net loss and comprehensive loss

For the years ended September 30:

	2007	2006
	$	$
Net loss under Canadian GAAP	(20,151,255)	(4,329,927)
Adjustment for:
Increase in stock-based compensation [a]	(38,256)	—
Canadian GAAP accretion on Notes and Debenture
[notes 11 and 13]	807,240	548,260
Interest expense – debt discounts Notes [e][ i]	(123,982)	—
Interest expense – debt discount on Debentures [e][ ii]	(880,034)	(628,579)
Net loss and comprehensive loss under U.S. GAAP	(20,386,287)	(4,410,246)

The effects of any permanent or temporary timing differences for tax purposes are not significant.

All of the above adjustments are non-cash in nature and have no impact on cash flows relating to operating activities under U.S. GAAP.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

21. RECONCILIATION BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND IN
      THE UNITED STATES [Cont’d]

Reconciliation of reported amounts on consolidated balance sheets

Material variations in selected balance sheet accounts under U.S. GAAP are as follows:

	Canadian		U.S.
	GAAP	Adjustments	GAAP
	$	$	$

2007
Subordinated convertible promissory notes [e][ i]	1,563,879	(162,942)	1,400,937
Convertible debentures – long-term portion [e][ ii]	6,018,596	(321,772)	5,696,824
Other paid-in capital [a], [e] [i] and [e][ ii]	3,473,525	776,165	4,249,690
Warrants[1] [e][ i]	—	23,897	23,897
Deficit [a], [e][ i] and [e][ii]	(28,215,087)	(315,348)	(28,530,435)

2006
Convertible debentures – long- term portion [e][ ii]	5,233,561	(416,771)	4,816,790
Other paid- in capital [a] and [e][ ii]	3,303,417	497,090	3,800,507
Deficit [a] and [e][ ii]	(8,063,832)	(80,319)	(8,144,151)

1The fair value of the warrant certificates was included in other paid-in capital under Canadian GAAP.

22. COMPARATIVE FIGURES

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the September 30, 2007 consolidated financial statements.

23. SUBSEQUENT EVENTS

On October 10, 2007, the Company issued a Subordinated Convertible Promissory Note to Zygo Corporation for a cash consideration of U.S. $1,500,000. The Note had a maturity date of December 31, 2007 and called for interest at a rate of 12%. In February 2008, the Note was forgiven in connection with the sale of substantially all of the assets of the Company [see below].

On January 24, 2008, the secured lender made an application to the Québec Superior Court requesting the appointment of an interim receiver. On January 25, 2008, the Court rendered an order appointing an interim receiver who took possession of the Company’s assets and business for the secured lender.

SolVision Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

22. SUBSEQUENT EVENTS [Cont’d]

On February 28, 2008, substantially all of the assets of the Company, except for the tax credits and related government assistance were purchased by Zygo Corporation for $4,000,000 plus the forgiveness of the $1,578,981 [U.S. $1,500,000] Subordinated Convertible Promissory Note. The asset purchase included 100% of the shares of the subsidiaries.